Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168358, 333-172828, 333-180119, 333-187187, 333-194563, 333-197989, 333-202735, 333-206209, 333-211273, 333-222739, 333-229728, 333-234675, 333-262062 and 333-285241), Form S-3 (Nos. 333-262061, 333-280798 and 333-283573), Form S-1 (Nos. 333-222417, 333-225193, 333-268814 and 333-272729) and Post-Effective Amendment No. 1 to Form S-1 (No. 333-276247) of Peraso Inc. of our report dated March 28, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Weinberg & Company

Los Angeles, California

March 28, 2025